Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

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                       THE DUN & BRADSTREET CORPORATION
            (Exact name of Registrant as specified in its charter)

               Delaware                             22-3725387
   (State or other jurisdiction of        (I.R.S. Employer Identification
    incorporation or organization)                    Number)

                      The Dun & Bradstreet Corporation
                            One Diamond Hill Road
                            Murray Hill, NJ 07974
  (Address, including zip code, of Registrant's principal executive office)

         The Dun & Bradstreet Corporation 2000 Stock Incentive Plan
  2000 Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive
                                    Plan
                          (Full title of the Plan)
                            ---------------------
                              David J. Lewinter
       Vice President, Corporate Secretary and Acting General Counsel
                      The Dun & Bradstreet Corporation
                            One Diamond Hill Road
                            Murray Hill, NJ 07974
                               (908) 665-5000
  (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                 Copies to:
                           Richard A. Garvey, Esq.
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                        New York, New York 10017-3954
                               (212) 455-2000

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                        CALCULATION OF REGISTRATION FEE

Title of          Amount to    Proposed     Proposed Maximum     Amount of
Securities to     be           Maximum      Aggregate Offering   Registration
be Registered     Registered   Offering     Price                Fee
                               Price Per
                               Share

Common Stock,     10,000,000   $24.6875(c)    $246,865,000.00 (c)  $61,718.75(c)
$0.01 par value
per share (a)
(b) . . . . . .

(a) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.
(b)  The shares are issuable pursuant to the respective plans as follows:
     The Dun & Bradstreet Corporation 2000 Stock Incentive Plan - 9,700,000; 2000 Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan - 300,000.
(c) Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on December 19, 2000.

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

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by The Dun & Bradstreet Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Quarterly Report on Form 10-Q filed pursuant to the Exchange Act (File No. 1-15967; Film No. 764527) on November 14, 2000.

     (b) The Company's current report on Form 8-K filed pursuant to the Exchange Act (File No. 1-15967; Film No. 734466) on October 4, 2000.

     (c) The Company's Registration Statement on Form 10/A-3 filed pursuant to the Exchange Act (file No. 1-15967) on September 14, 2000 (the "Form 10 Registration Statement").

     (d) The description of the Company's capital stock contained in the Form 10 Registration Statement.

     (e) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed on September 15, 2000.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



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

Item 4.  Description of Securities

     Not required.

Item 5. Interests of Named Experts and Counsel

     David J. Lewinter, Esq., Vice President, Corporate Secretary and Acting General Counsel of the Company has rendered an opinion as to the legality of Common Stock offered hereby. Mr. Lewinter holds shares and options for shares in the Company.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Company's Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director,

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

except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     The indemnification rights conferred by the Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company may also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     The following exhibits are filed as part of this Registration Statement:

     4.1           Restated Certificate of Incorporation of the Company
                   (incorporated herein by reference to Exhibit 3.1 to the
                   Form 10 Registration Statement).
     4.2           By-Laws of the Company (incorporated herein by
                   reference to Exhibit 3.2 to the Form 10 Registration
                   Statement).
     4.3           The Rights Agreement, dated as of August 15, 2000,
                   between the Company and EquiServe Trust Company, N.A.
                   (incorporated herein by reference to Exhibit 1 to the
                   Company's Registration Statement on Form 8-A filed on
                   September 15, 2000).
     5             Opinion of David J. Lewinter, Esq., Vice President,
                   Corporate Secretary and Acting General Counsel.
     23.1          Consent of PricewaterhouseCoopers LLP.
     23.2          Consent of David J. Lewinter (included in Exhibit 5).
     24            Power of Attorney.


Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");


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

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey, on this 19th day of December, 2000.

                                  THE DUN & BRADSTREET CORPORATION
                                           (Registrant)


                                  By  /s/  David J. Lewinter
                                    ---------------------------------------
                                    David J. Lewinter
                                    Vice President, Corporate Secretary and
                                    Acting General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          Signature                      Title                   Date
          ---------                      -----                   -----
*     Allan Z. Loren          Chairman, Chief Executive    December 19, 2000
---------------------------   Officer, President and
      Allan Z. Loren          Director (principal
                              executive officer)

/s/  Chester J. Geveda, Jr.   Vice President/Controller    December 19, 2000
---------------------------   and Acting Chief Financial
     Chester J. Geveda, Jr.   Officer (principal
                              financial and accounting
                              officer)


 * Ronald L. Kuehn, Jr.       Director                     December 19, 2000
---------------------------
   Ronald L. Kuehn, Jr.


 * Victor A. Pelson           Director                     December 19, 2000
---------------------------
   Victor A. Pelson


 * Michael R. Quinlan         Director                     December 19, 2000
---------------------------
   Michael R. Quinlan



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

 * Naomi O. Seligman          Director                     December 19, 2000
---------------------------
   Naomi O. Seligman


By  /s/ David J. Lewinter                                  December 19, 2000
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      * Attorney-in-Fact










































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

                               INDEX TO EXHIBITS

Exhibit
Number                                    Description

4.1             Restated Certificate of Incorporation of the Company,
                (incorporated herein by reference to Exhibit 3.1 to the
                Form 10 Registration Statement).
4.2             By-Laws of the Company (incorporated herein by reference to
                Exhibit 3.2 to the Form 10 Registration Statement).
4.3             The Rights Agreement, dated as of August 15, 2000 between the
                Company and EquiServe Trust Company, N.A. (incorporated herein by reference to Exhibit 1 to the Company's Registration
                Statement on Form 8-A filed on September 15, 2000).
5               Opinion of David J. Lewinter, Esq., Vice President, Corporate
                Secretary and Acting General Counsel.
23.1            Consent of PricewaterhouseCoopers LLP.
23.2            Consent of David J. Lewinter, Esq.  (included in Exhibit 5).
24              Power of Attorney.

                                                                     Exhibit 5



                                         December 19, 2000


The Dun & Bradstreet Corporation
One Diamond Hill Road
Murray Hill, New Jersey  07974

To the Board of Directors of
The Dun & Bradstreet Corporation

Ladies and Gentlemen:

          I am Vice President, Corporate Secretary and Acting General Counsel

of The Dun & Bradstreet Corporation, a Delaware corporation (the "Company"),

and as such am familiar with the Registration Statement on Form S-8 (the

"Registration Statement") which the Company intends to file with the

Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 10,000,000 shares of the

Company's common stock, par value $0.01 per share (the "Common Stock"), which may be issued to employees in accordance with The Dun & Bradstreet

Corporation 2000 Stock Incentive Plan and to non-employee directors in accordance with the 2000 Dun & Bradstreet Corporation Non-Employee Directors'

Stock Incentive Plan (the "Plans").

          I have examined a copy of the Plans, the Registration Statement

(including the exhibits thereto) and the related Prospectuses (the

"Prospectuses").  In addition, I have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          I hereby advise that in my opinion the shares of Common Stock issuable in accordance with the Plans, when duly authorized and issued as contemplated by the Registration Statement, the Prospectuses and the Plans,

will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

          I am a member of the Bar of the State of New York and do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

          I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and further consent to the use of my name in

"Interests of Named Experts and Counsel" in the Registration Statement.

                                    Very truly yours,



                                    /s/ David J. Lewinter
                                    -----------------------------




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                                                                  Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration

Statement on Form S-8 of our report dated February 2, 2000, except as to the effect of the Distribution described in Note 2 which is as of June 15, 2000 and Note 15 which is as of May 17, 2000, relating to the consolidated financial statements of The Dun & Bradstreet Corporation and its subsidiaries at December 31, 1999 and December 31, 1998 and for the three years ended

December 31, 1999 which appears in The New D&B Corporation's Registration

Statement on Form 10/A-3.



/s/  PricewaterhouseCoopers LLP
--------------------------------
     PricewaterhouseCoopers LLP

New York, New York

December 19, 2000

                                                                    Exhibit 24



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of The Dun & Bradstreet Corporation (the "Company") in their respective capacities set forth below constitutes and appoints David J. Lewinter and Chester J. Geveda, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of the common stock of the Company to be issued by the Company pursuant to (i) The Dun & Bradstreet Corporation 2000 Stock Incentive Plan and (ii) the 2000 Dun & Bradstreet Corporation Nonemployee Directors' Stock Incentive Plan to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such common stock, to be filed with the Securities and Exchange Commission with respect to said common stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Signature                      Title                    Date
          ---------                      -----                    ----


/s/  Ronald L. Kuehn, Jr.     Director                    December  19, 2000
---------------------------
     Ronald L. Kuehn, Jr.


/s/  Allan Z. Loren           Chairman, Chief Executive   December 19, 2000
---------------------------   Officer and Director
     Allan Z. Loren


/s/  Victor A. Pelson         Director                    December 19, 2000
---------------------------
     Victor A. Pelson


/s/  Michael R. Quinlan       Director                    December 19, 2000
---------------------------
     Michael R. Quinlan


/s/  Naomi O. Seligman        Director                    December 19, 2000
---------------------------
     Naomi O. Seligman

























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